UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

LIBERTY CAPSTARZ, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-8988475
(State of Incorporation or organization)	(I.R.S. Employer Identification no.)

12300 Liberty Boulevard
Englewood, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Series A Liberty Capital Common Stock, par value $0.01 per share

Series B Liberty Capital Common Stock, par value $0.01 per share

Series A Liberty Starz Common Stock, par value $0.01 per share

Series B Liberty Starz Common Stock, par value $0.01 per share

The NASDAQ Stock Market LLC The NASDAQ Stock Market LLC The NASDAQ Stock Market LLC The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-171201

(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.  Description of Registrant’s Securities to be Registered.

Reference is made herein to Amendment No. 5 to the Registration Statement on Form S-4 (File No. 333-171201) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on April 18, 2011 by Liberty CapStarz, Inc. (f/k/a Liberty Splitco, Inc.) (the “Registrant”), which was declared effective by the Commission on April 19, 2011.

Incorporated by reference herein are the descriptions of the Series A Liberty Capital common stock (formerly the Series A Splitco Capital common stock), par value $0.01 per share, the Series B Liberty Capital common stock (formerly the Series B Splitco Capital common stock), par value $0.01 per share, the Series A Liberty Starz common stock (formerly the Series A Splitco Starz common stock), par value $0.01 per share, and the Series B Liberty Starz common stock (formerly the Series B Splitco Starz common stock), par value $0.01 per share, of the Registrant being registered hereunder contained under the headings “Description of Splitco Common Stock and Comparison of Stockholder Rights” and “Other Provisions of the Splitco Charter” contained in the Registration Statement.

Item 2.  Exhibits.

The following exhibits are filed as part of this Registration Statement on Form 8-A.

Exhibit No.	Description

2.1

Form of Restated Certificate of Incorporation of the Registrant (to be in effect upon initial issuance of the common stock being registered hereby) (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-4 filed on February 14, 2011 (File No. 333-171201)).

3.1

Form of Bylaws of the Registrant to be in effect upon initial issuance of the common stock being registered hereby (incorporated by reference to Exhibit 3.2 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-4 filed on April 18, 2011 (File No. 333-171201)).

4.1

Form of Specimen Certificate for shares of Series A Liberty Capital common stock, par value $.01 per share, of the Registrant (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-4 filed on January 28, 2011 (File No. 333-171201) (the “Amendment No. 1 to the Registrant’s Form S-4”)).

4.2

Form of Specimen Certificate for shares of Series B Liberty Capital common stock, par value $.01 per share, of the Registrant (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Registrant’s Form S-4).

4.3

Form of Specimen Certificate for shares of Series A Liberty Starz common stock, par value $.01 per share, of the Registrant (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the Registrant’s Form S-4).

4.4

Form of Specimen Certificate for shares of Series B Liberty Starz common stock, par value $.01 per share, of the Registrant (incorporated by reference to Exhibit 4.4 to Amendment No. 1 to the Registrant’s Form S-4).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Liberty CapStarz, Inc.

Date: September 8, 2011	By:	/s/ Charles Y. Tanabe
	Name:	Charles Y. Tanabe
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

The following exhibits are filed as part of this Registration Statement on Form 8-A.

Exhibit No.	Description

2.1

Form of Restated Certificate of Incorporation of the Registrant (to be in effect upon initial issuance of the common stock being registered hereby) (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-4 filed on February 14, 2011 (File No. 333-171201)).

3.1

Form of Bylaws of the Registrant to be in effect upon initial issuance of the common stock being registered hereby (incorporated by reference to Exhibit 3.2 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-4 filed on April 18, 2011 (File No. 333-171201)).

4.1

Form of Specimen Certificate for shares of Series A Liberty Capital common stock, par value $.01 per share, of the Registrant (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-4 filed on January 28, 2011 (File No. 333-171201) (the “Amendment No. 1 to the Registrant’s Form S-4”)).

4.2

Form of Specimen Certificate for shares of Series B Liberty Capital common stock, par value $.01 per share, of the Registrant (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Registrant’s Form S-4).

4.3

Form of Specimen Certificate for shares of Series A Liberty Starz common stock, par value $.01 per share, of the Registrant (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the Registrant’s Form S-4).

4.4

Form of Specimen Certificate for shares of Series B Liberty Starz common stock, par value $.01 per share, of the Registrant (incorporated by reference to Exhibit 4.4 to Amendment No. 1 to the Registrant’s Form S-4).